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                                                                    Exhibit 10.2


                              AMENDMENT NO. 2 TO
                               EGGHEAD.COM, INC.
                         RESTATED NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     The Egghead.com, Inc. Restated Nonemployee Director Stock Option Plan (the "Plan") is amended as follows:

       The third sentences of the first paragraph of Article VI of the Plan are hereby amended to read as follows:

          In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, each optionee shall be entitled, beginning twenty days prior to the effective date of such transaction, to purchase the full number of shares under his or her option which he or she otherwise would be entitled to purchase during the remaining term of such options.

     The date of the adoption of this Amendment No. 2 by the Board of Directors of the corporation is October 25, 1999. The effective date of this Amendment No. 2 shall be October 25, 1999, the date of adoption by the Board of Directors.